UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 15, 2004

Community First Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19368	46-0391436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Main Avenue Fargo, North Dakota		58124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (701) 298-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On October 15, 2004 Community First Bankshares, Inc. (the “Company”) announced that the Board of Governors of the Federal Reserve System had approved the applications of BancWest Corporation (“BancWest”) and its parent, BNP Paribas, to acquire the Company pursuant to a previously announced Agreement and Plan of Merger among the Company, BancWest and BW Newco, Inc. dated as of March 15, 2004 (the “Merger Agreement”).  Under the Merger Agreement, BancWest has agreed to acquire the Company for aggregate consideration of approximately $1.2 billion in cash.  The transaction is expected to close October 31, 2004 following the expiration of a statutory fifteen-day waiting period.  The Company’s press release dated October 15, 2004 is attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following is filed as an Exhibit to this Report:

Exhibit No.	Description of Exhibit
99.1	Press Release Dated October 15, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNITY FIRST BANKSHARES, INC.

	By	/s/ Mark A. Anderson
Mark A. Anderson, Chief Executive Officer
Dated: October 18, 2004